UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 21, 2012 (June 20, 2012)

Date of Report (date of earliest event reported)

TRANSCEPT PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1003 W. Cutting Blvd., Suite #110

Point Richmond, California 94804

(Address of principal executive offices)

(510) 215-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Transcept Pharmaceuticals, Inc. (the “Company”) held on June 20, 2012 (the “Annual Meeting”), the stockholders of the Company voted as set forth below on the following two proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2012:

1. Elected Thomas D. Kiley and G. Kirk Raab as Class III Directors of the Company to serve for three-year terms and until their successors are duly elected and qualified; and

2. Ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2012.

The Company’s other directors with terms of office that continued after the Annual Meeting are Christopher B. Ehrlich, Frederick J. Ruegsegger, Glenn A. Oclassen and Jake R. Nunn.

The matters acted upon at the Annual Meeting, and the voting tabulation for each matter, are as follows:

Proposal 1. Election of Class III Directors

Each nominee for the Board of Directors was re-elected at the Annual Meeting. The votes with respect to each nominee were cast as follows:

	For	Against	Withheld	Broker Non-Votes
Thomas D. Kiley	8,397,713	0	1,114,285	3,166,879
G. Kirk Raab	8,373,048	0	1,138,950	3,166,879

Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm

The votes with respect to the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012 were cast as follows:

For	Against	Abstain	Broker Non-Votes
11,475,974	28,173	1,174,730	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCEPT PHARMACEUTICALS, INC.

Date: June 21, 2012

	By:	/s/ Thomas P. Soloway
Name: Thomas P. Soloway
Title: Executive Vice President, Chief Operating Officer, Chief Financial Officer